As filed with the Securities and Exchange Commission on January 16, 2008

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-2107916
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4219 Forsyth Road

Macon, Georgia 31210

(478) 722-6200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

H. Averett Walker

Chief Executive Officer

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

(478) 722-6200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

The Commission is requested to send copies of all communications to:

Randolph A. Moore III, Esq.

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Telephone: (404) 881-7794

Facsimile: (404) 253-8340

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount to be Registered (1)(2)		Proposed Maximum Aggregate Offering Price (2)(3)		Amount of Registration Fee
Common Stock
Depositary Shares (4)
Senior Debt Securities
Subordinated Debt Securities
Rights
Purchase Contracts
Warrants
Units (5)
TOTAL	$58,187,500	(2)	$58,187,500	(2)(6)	$2,287	(2)

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $125,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(2)	Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein relates to an aggregate of $125,000,000 principal amount of securities consisting of (a) $58,187,500 aggregate principal amount of securities being registered hereby and (b) $66,812,500 aggregate principal amount of unsold securities that were previously registered under Security Bank Corporation’s registration statement on Form S-3 (No. 333-132661). The registration fees paid in connection with this registration statement do not include $10,700 previously paid in connection with the registration statement on Form S-3 (No. 333-132661).
(3)	Information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933.
(4)	Each depositary share will be issued under a deposit agreement, will represent fractional interests in debt securities or shares of common stock and will be evidenced by a depositary receipt.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.
(6)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and is exclusive of accrued interest, distributions and dividends, if any.

Pursuant to the provisions of Rule 429 under the Securities Act of 1933 the prospectus contained in this registration statement also relates to $66,812,500 of unsold securities covered by the registration statement on Form S-3 (Registration No. 333-132661) of Security Bank Corporation, which are carried forward in connection with this registration statement. In the event that any of such previously registered securities are offered prior to the effective date of this registration statement, the amount of such securities will not be included in any prospectus hereunder. The amount of securities being registered pursuant to this registration statement, together with the remaining securities registered under Registration Statement No. 333-132661, represents an aggregate of $125,000,000 principal amount of securities that are expected to be offered for sale.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2008

PROSPECTUS

Common Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Rights

Purchase Contracts

Warrants

Units

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $125,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SBKC.”

You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                    , 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $125,000,000.

This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we refer to common stock, senior debt securities, subordinated debt securities, depositary shares, rights, purchase contracts and units collectively as “securities.” The terms “we,” “us,” and “our” refer to Security Bank Corporation, and our subsidiaries, Security Bank of Bibb County, Security Bank of North Metro, Security Bank of North Fulton, Security Bank of Houston County, Security Bank of Jones County, Security Bank of Gwinnett County, CFS Wealth Management, LLC and Fairfield Financial Services, Inc., a subsidiary of Security Bank of Bibb County; except that in the discussion of our capital stock and related matters these terms refer solely to Security Bank Corporation and not to any of our subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) Our Annual Report on Form 10-K for the year ended December 31, 2006;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

(c) Our Current Reports on Form 8-K, filed on January 1, 2007, February 6, 2007, March 23, 2007, April 11, 2007, May 16, 2007, August 8, 2007, September 24, 2007, October 11, 2007 and December 21, 2007;

(d) The description of the common stock set forth in our Registration Statement on Form 8-A (SEC File No. 000-23261) and any amendment or report filed for the purpose of updating such description, filed on October 23, 1997;

(e) All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:

SECURITY BANK CORPORATION

4219 FORSYTH ROAD

MACON, GEORGIA 31210

(478) 722-6200

ATTENTION: Lorraine Miller

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” and other similar words and expressions of future intent.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results and performance to differ from those expressed in our forward-looking statements we make or incorporate by reference in this prospectus include, but are not limited to:

•	our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk;

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possible changes in the quality or composition of our loans or investment portfolios, including adverse developments in the real estate markets, the borrowers’ industries or in the repayment ability of individual borrowers or issuers;

•	our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business;

•	our ability to expand into new markets;

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possible changes in general economic and business conditions, including real estate and economic markets, in the United States in general and in the larger region and communities we serve in particular may lead to a deterioration in credit quality, thereby requiring increases in our provision for credit losses, or a reduced demand for credit, thereby reducing earning assets;

•	the cost and other effects of material contingencies;

•	our ability to keep pace with technological changes;

•	our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers and potential customers;

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further easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, credit unions and finance companies, may increase competitive pressures and affect our ability to preserve our customer relationships and margins;

•	the costs of integrating our operations with the various banks we may acquire, which could be greater than we expect;

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potential customer loss and deposit attrition as a result of any merger or acquisition of additional banks and the failure to achieve expected gains, revenue growth and/or expense savings from such a transaction;

•	the threat or occurrence of war or acts of terrorism and the existence or exacerbation of general geopolitical instability and uncertainty;

•	possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards; and

•	Management’s inability to develop and execute plans to effectively respond to unexpected changes.

The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

SECURITY BANK CORPORATION

We are a Georgia corporation registered under the Bank Holding Company Act of 1956, as amended. Our banking subsidiaries include Security Bank of Bibb County, located in Macon, Georgia, Security Bank of North Metro, located in Woodstock, Georgia, Security Bank of Houston County, located in Perry, Georgia, Security Bank of Jones County, located in Gray, Georgia, Security Bank of North Fulton, located in Alpharetta, Georgia and Security Bank of Gwinnett County, located in Suwanee, Georgia. All of our banking subsidiaries are Georgia state banks. We engage in community banking activities.

Each of our subsidiary banks operates as a separate legal entity under the corporate umbrella of Security Bank Corporation. As a result, each bank has its own board of directors and management comprised of persons known in the local community in which that bank operates. We provide significant assistance and oversight, however, to our subsidiary banks in areas such as budgeting, marketing, human resource management, credit administration, operations and funding. This allows us to maintain efficient centralized reporting and policies while maintaining local decision-making capabilities, which we believe enables us to compete effectively in our current markets.

Our banking subsidiaries provide a broad range of community banking services to commercial, small business and retail customers, offering a variety of transaction and savings deposit products, cash management services, secured and unsecured loan products, including revolving credit facilities, and letters of credit and similar financial guarantees. The strategy of our banking subsidiaries includes a focus on personalized customer service while offering the sophisticated products and services found at much larger banks. In addition to our traditional banking services, we also operate Fairfield Financial Services, Inc., which is a traditional residential mortgage originator and interim real estate development lender with a number of production locations throughout Georgia, and CFS Wealth Management, LLC, an investment management and planning firm.

Our principal executive offices are located at 4219 Forsyth Road, Macon, Georgia 31210 and our telephone number is (478) 722-6200.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related noted incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2006 and each of the nine-month periods ended September 30, 2006 and September 30, 2007 are as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges (1)	1.28x	1.62x	1.54x	1.91x	2.33x	2.04x	1.68x

(1)	Earnings are defined as the sum of earnings before income taxes, fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges are defined as interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, plus interest within rent expense, which is estimated to be one-third of rental expense (a common practice within the banking industry).

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, depositary shares, senior debt securities, subordinated debt securities, rights, purchase contracts, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

In this section, we describe the material features and rights of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, our bylaws and to the applicable provisions of Georgia law.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $1.00 par value per share. Our shares of common stock are traded on The Nasdaq Global Select Market under the symbol “SBKC.”

Holders of our common stock are entitled to:

•	one vote for each share of common stock held;

•	receive dividends if and when declared by our board of directors from our unreserved and unrestricted earned surplus or our unreserved and unrestricted net earnings for the current fiscal year; and

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share ratably in our net assets, legally available to our shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.

Holders of our common stock have no preemptive, subscription, redemption, conversion or cumulative voting rights. Additionally, our articles of incorporation do not authorize the issuance of any other class of securities. Our outstanding common stock is fully paid and nonassessable.

Our amended and restated articles of incorporation and amended and restated bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove our board of directors or to gain control of our outstanding shares, as well as provisions that limit liability or provide indemnification for directors and executive officers. These provisions are discussed in more detail below.

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Under the Georgia Business Corporation Code, a merger (other than a merger of a subsidiary in which the parent owns at least 90% of each class of outstanding stock), a disposition of all or substantially all of a corporation’s property and a share exchange generally must be approved by a majority of the outstanding shares entitled to vote, unless the articles of incorporation or bylaws requires otherwise. Our articles of incorporation require the affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock to approve a share exchange, merger, sale, lease, exchange, or other disposition of all or substantially all of the assets of Security Bank Corporation to any other corporation, person or other entity. However, our articles of incorporation permit our board, by a two-thirds vote, to approve a merger or share exchange in which Security Bank Corporation is the surviving entity or the acquiring corporation, without receiving the approval of our shareholders, provided that (i) the articles of incorporation of the surviving corporation will not differ from the articles of incorporation before the merger or share exchange, (ii) each share of Security Bank Corporation outstanding before the merger or share exchange will be an identical outstanding or reacquired share after the merger or share exchange, and (iii) the number and kind of shares outstanding after the merger or share exchange, plus the number and kind of shares issuable as a result thereof, whether by conversion, exercise of rights or warrants or otherwise, will not exceed the total number and kind of shares authorized by our articles of incorporation before the merger or share exchange.

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Our articles of incorporation provide that, with certain exceptions mandated by the Georgia Business Corporation Code, directors are not liable to us or our shareholders for monetary damages for breach of their fiduciary duty of care.

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The Georgia Business Corporation Code permits a corporation to indemnify a director if the director seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was received by him or her. Our bylaws permit indemnification or reimbursement of our directors, officers, trustees, employees and agents, and their heirs, executors and administrators, to the fullest extent permitted by the Georgia Business Corporation Code. Our bylaws require the approval of a court of competent jurisdiction, the majority of the holders of record of our common stock, or the majority of the board of directors (excluding the votes of any directors subject to the proceeding) for the indemnification of any director, officer, trustee, employee or agent in relation to a proceeding that is the subject of a compromise settlement.

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Our board of directors is divided into three classes, which are designated as Class I, Class II and Class III. The members of each class are elected for a term of three years and until their successors are elected and qualified. These classes are as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year.

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Our bylaws provide that the entire board of directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, and further provide for the removal of a director from office by the board of directors if that director is adjudicated as incompetent by a court, if he is convicted of a felony, or if he fails to attend regular meetings of the board of directors for three consecutive meetings without having been excused by the board of directors. Pursuant to the Georgia Business Corporation Code, a vacancy occurring in the board of directors for any reason may be filled by either the shareholders of the corporation or the board of directors. Pursuant to our corporate governance guidelines, directors added to the board of directors to fill vacancies occurring in the board of directors will be nominated for election at the next annual shareholders’ meeting.

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Special meetings of shareholders may be called at any time by the chief executive officer, chairman of the board, president, or the board of directors. Special meetings of shareholders also may be called at the written request of the holders of 25% or more of our outstanding shares of common stock entitled to vote in an election of director.

DESCRIPTION OF DEPOSITARY SHARES

In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in debt securities or fractional shares of common stock in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock, as the case may be, and would be represented by a depositary receipt.

The debt securities or common stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a debt security or share of common stock, as the case may be, represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the debt securities or fractional shares of common stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF DEBT SECURITIES

In this section, we describe the general terms and provisions of the debt securities that we may offer. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

We may issue debt securities from time to time in one or more series. We may issue senior or subordinated debt securities under one of two separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” This prospectus outlines briefly the provisions of the indentures. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

The indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in the indentures. Your rights are defined by the terms of the indentures, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. There may be other provisions that also are important to you.

The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.

Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to purchase common stock or other securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS

In this section, we describe the general terms and provisions of the purchase contracts that we may offer. The specific terms of any purchase contracts will be described in one or more prospectus supplements relating to those purchase contracts and other offering materials we may provide.

The purchase contracts will represent contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of our debt securities, shares of our common stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such purchase contract upon the occurrence of certain events. We may issue the purchase contracts in such amounts and in as many distinct series as we wish.

The purchase contracts may be entered into separately or as a part of units consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders of the purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a manner specified in the applicable prospectus supplement.

The prospectus supplement relating to the purchase contracts we may offer will include specific terms relating to the offering, including, among others, whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our securities and the nature and amount of each of those securities, or the method of determining those amounts; whether the purchase contracts are to be prepaid, settled by delivery or by reference or linkage to the value, performance or level of our securities; any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and whether the purchase contracts will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract, which will be filed with the SEC if we offer purchase contracts. For more information on how you can obtain copies of the applicable purchase contract if we offer purchase contracts, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable purchase contract and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants to purchase common stock or other securities that we may offer. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others, the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated herein by reference and in the registration statement in reliance upon the reports of McNair, McLemore, Middlebrooks & Co., LLP, independent registered public accounting firm, and incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

Common Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Rights

Purchase Contracts

Warrants

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$1,304
Legal Fees and Expenses	35,000
Accountants’ Fees and Expenses	10,000
Printing and Duplicating Expenses	25,000
Miscellaneous Expenses	5,000

Total	$76,304

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 8, Part 5 of the Georgia Business Corporation Code provides for indemnification of directors and officers of corporations. Under the provisions of O.C.G.A. (S)14-2-852, a director of Security Bank Corporation, to the extent successful in the defense of any proceeding or claim to which the director is a party because he or she is a director of Security Bank Corporation, is entitled as a matter of right to indemnification against reasonable expense, including attorneys’ fees, incurred by him in connection therewith. Security Bank Corporation is further authorized to indemnify a director if the director seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The authority of Security Bank Corporation to indemnify a director is not applicable in connection with any proceeding brought by or in the right of Security Bank Corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he or she is adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in any action brought by or in the right of Security Bank Corporation is limited in any event to reasonable expenses incurred in connection with the proceeding, and does not include the obligation to pay any judgment, settlement, penalty or fine.

A determination that a director is entitled to indemnification must be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings; if a quorum cannot be obtained then by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceedings; by special legal counsel; or by the shareholders of Security Bank Corporation, excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding. A director of Security Bank Corporation who is a party to a legal proceeding may apply to the court for indemnification or advances for expenses. The court may order indemnification or advances for expenses if it determines (1) the director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification, even if he or she has not met the standard conduct set forth in O.C.G.A. (S)14-2-851(a) or was adjudged liable as described in O.C.G.A. (S)14-2-851(b), in which latter event, however, his or her indemnification is limited to reasonable expenses incurred. If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order Security Bank Corporation to pay the director’s reasonable expenses to obtain court indemnification or advance for expenses. The articles of incorporation of Security Bank Corporation also eliminate, as permitted by law, the personal liability of directors of the corporation from monetary damages for breach of duty of care or other duty as a director, excepting only any liability for misappropriation of any business opportunity of the corporation, intentional misconduct, and other specified conduct.

An officer of Security Bank Corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification in each case to the same extent as is a director of Security Bank Corporation. Security Bank Corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Security Bank Corporation’s bylaws provide for indemnification of officers and directors substantially similar to that provided by Article 8, Part 5 of the Georgia Business Corporations Code. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Security Bank Corporation pursuant to the foregoing provisions, or otherwise, Security Bank Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Security Bank Corporation of expenses incurred or paid by a director, officer, or controlling person of Security Bank Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Security Bank Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.	EXHIBITS.

Exhibit Number	Description

1.1*	Form of underwriting or purchase agreement

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on 8/8/2007)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed on 11/8/2007)

4.1*	Form of subscription rights certificate

4.2*	Form of subscription agent agreement

4.3	Form of indenture used in connection with the issuance of senior debt securities (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-3 (File No. 333-132661))

4.4	Form of indenture used in connection with the issuance of subordinated debt securities (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-3 (File No. 333-132661))

4.5*	Form of senior debt security

4.6*	Form of subordinated debt security

4.7*	Form of warrant agreement

4.8*	Form of warrant

4.9*	Form of unit agreement

Exhibit Number	Description

4.10*	Form of unit certificate

4.11*	Form of purchase contract

4.12*	Form of depositary agreement

4.13*	Form of depositary receipt

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of McNair, McLemore, Middlebrooks & Co., LLP

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

25.1	Statement of Eligibility of Trustee on Form T-1 of Wilmington Trust Company as Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 to our Registration Statement on Form S-3 (File No. 333-132661))

25.2	Statement of Eligibility of Trustee on Form T-1 of Wilmington Trust Company as Trustee under the Subordinated Indenture (incorporated by reference to Exhibit 25.2 to our Registration Statement on Form S-3 (File No. 333-132661))

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

ITEM 17.	UNDERTAKINGS.

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Intentionally omitted.]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

J. Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Macon, Georgia, on January 15, 2008.

SECURITY BANK CORPORATION

By:	/S/ H. AVERETT WALKER
H. AVERETT WALKER
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of H. Averett Walker, Richard A. Collinsworth and James R. McLemore, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorneys-in-fact and agents, each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of January 15, 2008.

Signatures	Title

/S/ H. AVERETT WALKER	President, Chief Executive Officer (principal executive officer) and Director
H. Averett Walker

/S/ JAMES R. MCLEMORE	Chief Financial Officer (principal financial and accounting officer)
James R. McLemore

/S/ EDWARD M. BECKHAM, II	Director
Edward M. Beckham, II

/S/ ALFORD C. BRIDGES	Director
Alford C. Bridges

/S/ FRANK H. CHILDS, JR.	Director
Frank H. Childs, Jr.

/S/ THAD G. CHILDS, JR.	Director
Thad G. Childs, Jr.

S-1

Signatures	Title

Director
Benjamin W. Griffith, III

/S/ RUTHIE G. MCMICHAEL	Director
Ruthie G. McMichael

/S/ ROBERT T. MULLIS	Director
Robert T. Mullis

Director
Ben G. Porter

/S/ JOHN W. RAMSEY	Director
John W. Ramsey

/S/ T. KEVIN REECE	Director
T. Kevin Reece

/S/ ROBERT M. STALNAKER	Director
Robert M. Stalnaker

/S/ H. CULLEN TALTON, JR.	Director
H. Cullen Talton, Jr.

/S/ JOE E. TIMBERLAKE, III	Director
Joe E. Timberlake, III

/S/ LARRY C. WALKER	Director
Larry C. Walker

/S/ RICHARD W. WHITE, JR.	Director
Richard W. White, Jr.

/S/ JAMES R. WILLIAMS	Director
James R. Williams

S-2

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of underwriting or purchase agreement

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on 8/8/2007)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed on 11/8/2007)

4.1*	Form of subscription rights certificate

4.2*	Form of subscription agent agreement

4.3	Form of indenture used in connection with the issuance of senior debt securities (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-3 (File No. 333-132661))

4.4	Form of indenture used in connection with the issuance of subordinated debt securities (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-3 (File No. 333-132661))

4.5*	Form of senior debt security

4.6*	Form of subordinated debt security

4.7*	Form of warrant agreement

4.8*	Form of warrant

4.9*	Form of unit agreement

4.10*	Form of unit certificate

4.11*	Form of purchase contract

4.12*	Form of depositary agreement

4.13*	Form of depositary receipt

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of McNair, McLemore, Middlebrooks & Co., LLP

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

25.1	Statement of Eligibility of Trustee on Form T-1 of Wilmington Trust Company as Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 to our Registration Statement on Form S-3 (File No. 333-132661))

25.2	Statement of Eligibility of Trustee on Form T-1 of Wilmington Trust Company as Trustee under the Subordinated Indenture (incorporated by reference to Exhibit 25.2 to our Registration Statement on Form S-3 (File No. 333-132661))

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.